Exhibit 10.1

December 18, 2008

By Electronic Mail and Overnight Courier

Channell Commercial Corporation
Channell Commercial Canada Inc.
26040 Ynez Road

Temecula, California  92589-9022

Attention:  Michael L. Perica, Corporate Treasurer

Dear Ladies and Gentlemen:

This letter agreement, is entered into by and among Channell Commercial Corporation, a Delaware corporation (“Domestic Borrower”), Channell Commercial Canada Inc., an Ontario corporation (“Canadian Borrower” and, together with Domestic Borrower, “Borrowers”), Bushman Water Harvesting Corporation, a Delaware corporation, Bushman Water Harvesting Inc., an Ontario corporation, Channell Limited, Channell Commercial Europe Limited, A.C. Egerton (Holdings) Limited,  Bank of America, N.A., as sole Domestic Lender and Administrative Agent (“Administrative Agent”), and Bank of America, N.A., as sole Canadian Lender and Canadian Agent (“Canadian Agent” and, together with Administrative Agent, “Agents”), with reference to the Amended and Restated Loan and Security Agreement dated as of July 30, 2007, between Borrowers, the Lenders referred to therein, and Agent (as heretofore amended, the “Loan Agreement”).  Capitalized terms used in this letter are used with the meaning set forth those terms in the Loan Agreement.

As of the date of this letter, you acknowledge that you are in default of your obligations under the Loan Agreement as a result of your failure to (a) maintain minimum Aggregate Availability of $1,000,000, as required by Section 8.2.18 of the Loan Agreement and (b) reduce the Domestic Revolving Credit Exposure to an amount equal to or less than the Aggregate Borrowing Base, as required by Section 10.1.1 of the Loan Agreement.

As of yesterday afternoon (and in addition to term debt in an aggregate principal amount of $3,650,792.03), the aggregate outstanding principal amount of the Domestic Revolving Credit Exposure and the Canadian Revolving Credit Exposure was $4,132,684.63 and the Aggregate Borrowing Base (after deduction of letter of credit reserves) is $3,845,143.95 resulting in an Overadvance of $287,540.68.  You have indicated that this Overadvance will grow to approximately $600,000 to $800,000 today. You acknowledge that we have no obligation to make further Loans or Domestic Letters of Credit available to you as a consequence of these conditions.  You further acknowledge that the current outstanding Loans and other Obligations are payable pursuant to the terms of the Loan Agreement without counterclaim, deduction or offset.

In order to induce us to make additional Loans and Domestic Letters of Credit available, you agree:

(a)                                  to cause Jacqueline M. Channell, as an individual and as Jacqueline M. Channell, Trustee of the Survivor’s Trust created under the Channel Family Trust, established UTA dated June 29, 1990, as amended (the “Trust”) to deliver to us no later than December 19, 2008, (i) a duly executed limited guaranty of the obligations under the Loan Agreement in the principal amount of $2,000,000, in the form of Exhibit A, and (ii) a certificate of the Trust duly executed by Jacqueline M Channell, in a form satisfactory to us, which shall have attached to it (A) the trust agreement of the Trust and (B) the 2007 personal tax returns of Jacqueline M. Channell, demonstrating a financial position which is acceptable to us.

(b)                                 commencing with February 1, 2009, to provide Administrative Agent with a weekly Borrowing Base Certificate as of the last day of each week, no later than the first day of following week, along with such supporting materials as Administrative Agent shall reasonably request, including, without limitation, roll forwards of accounts receivables, updated inventory balances, and updated loan balances (such reporting is referred to herein as the “Weekly Reporting”).

(c)                                  that so long as Aggregate Availability remains below $1,000,000, the Overadvance remains outstanding, or any other Default or Event of Default is continuing, notwithstanding the provisions of the Loan Agreement to the contrary, the Applicable Margin with respect to the outstanding Obligations shall be as follows:

Domestic Base Rate Loans (Revolving)	Domestic Base Rate Loans (Term and Cap Ex)	Domestic LIBOR Loans (Revolving)	Domestic LIBOR Loans (Term and Cap Ex)	Canadian Revolving Credit Loans	Unused Line Fee

1.75%	1.75%	3.50%	3.50%	3.75%	0.50%

Notwithstanding the foregoing, upon notice to Borrowers and the other Lenders, Agents, in their sole discretion, may lower the Applicable Margin during the Forbearance Period (as defined below) to the levels existing immediately prior to the effectiveness of this letter.

(d)                                 during the Forbearance Period (as defined below), as of the last day of each calendar month, EBITDA for the period since January 1, 2008 shall be no less than amount set forth below opposite the applicable test date:

Test Date	Minimum Amount

January 31, 2009	$-448,000

February 28, 2009	$-150,000

March 31, 2009	$600,000

April 30, 2009	$1,146,000

May 31, 2009	$1,837,000

June 30, 2009	$2,759,000

July 31, 2009	$3,715,000

August 31, 2009	$4,518,000

September 30, 2009	$5,179,000

For purposes of this covenant only, the amount of any losses due to bulk inventory sales may, at the sole discretion of the Agents, be added to EBITDA, provided that (i) such bulk inventory sales were consented to by the Administrative Agent and (ii) such losses were deducted in calculating Consolidated net income.

Additionally, Borrowers shall provide a calculation of EBITDA for such test dates along with the monthly reporting required pursuant to Section 8.1.3(b) of the Loan Agreement.

(e)                                  that so long as Aggregate Availability remains below $1,000,000, the Overadvance remains outstanding, or any other Default or Event of Default is continuing, notwithstanding the provisions of the Loan Agreement to the contrary, the availability of the Domestic Cap Ex Loans shall be suspended.

(f)                                    that Borrowers’ failure to satisfy any of the covenants and agreements described herein, including, without limitation, the failure to deliver the items described in clause (a) and (b) above, shall constitute an Event of Default under the Loan Agreement.

In consideration of the foregoing, through September 30, 2009 (the “Forbearance Period”), we will forbear from exercising remedies under the Loan Agreement by reason of the Default and Events of Default described in this letter (but not additional Defaults or Events of Default) and we will permit an Overadvance of up to $2,000,000 to exist, provided that until such time as the Weekly Reporting is received, such permitted Overadvance shall not exceed $1,500,000.  We reserve the right to terminate our forbearance should additional Defaults or Events of Default, including, without limitation, any Default or Event of Default hereunder, occur or become known to us following the date of this letter.

We have agreed with you that if the Trust either (i) provides Domestic Borrower with cash loans in the amount of $2,000,000 which are on terms which are acceptable to us and which are in any event fully subordinated to the obligations under the Loan Agreement, or (ii) provides us with a lien upon real estate or other collateral which is solely acceptable to us (and having an unencumbered value which provides equivalent credit support of the obligations under the Loan Agreement (i.e., after a discount to the value determined by us, provides at least $2,000,000 of credit support)), then we shall release the guarantee issued by the Trust unless additional Defaults or Events of Default have occurred under the Loan Agreement.

[Remainder of this page intentionally blank – Signatures follow]

If you are in agreement with us concerning the foregoing, please sign this letter in the space provided below.

Sincerely,

BANK OF AMERICA, N.A.,
as sole Domestic Lender and Administrative Agent

By:	/s/ Carlos Gil

Carlos Gil, Vice President

BANK OF AMERICA, N.A., CANADA BRANCH,
as sole Canadian Lender and Canadian Agent

By:	/s/ Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Vice President

ACKNOWLEDGED AND AGREED TO:

CHANNELL COMMERCIAL CORPORATION,		CHANNELL LIMITED
a Delaware corporation		By:	/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
By:	/s/ William H. Channell, Jr.	Title: Chief Executive Officer
Name: William H. Channell, Jr.
Title: Chief Executive Officer		By:	/s/ G J O’Connor
Name: G J O’Connor
Title: Director

CHANNELL COMMERCIAL CANADA		CHANNELL COMMERCIAL EUROPE
INC., an Ontario corporation		LIMITED
		By:	/s/ William H. Channell, Jr.
By:	/s/ William H. Channell, Jr.	Name: William H. Channell, Jr.
Name: William H. Channell, Jr.		Title: Chief Executive Officer
Title: Chief Executive Officer
		By:	/s/ G J O’Connor
Name: G J O’Connor
Title: Director

BUSHMAN WATER HARVESTING CORPORATION,		A.C. EGERTON (HOLDINGS) LIMITED
a Delaware corporation		By:	/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
By:	/s/ William H. Channell, Jr.	Title: Chief Executive Officer
Name: William H. Channell, Jr.
Title: Chief Executive Officer		By:	/s/ G J O’Connor
Name: G J O’Connor
Title: Director

BUSHMAN WATER HARVESTING INC., an Ontario corporation

By:	/s/ William H. Channell, Jr.
Name: William H. Channell, Jr.
Title: Chief Executive Officer